PRICING SUPPLEMENT NO. 97-05 Dated September 11, 1997  Rule 424(b)(2)
To Prospectus Supplement Dated July 25, 1997           File No.333-30543




                         BENEFICIAL CORPORATION

                       Medium-Term Notes, Series I
                             (Book Entry Notes)


The Price to Public of these Medium-Term Notes, Series I, is 100% (as a percentage of Principal Amount). The Principal Amount, CUSIP Number, Settlement Date (Original Issue Date), Maturity Date and Interest Rate Per Annum are as follows:



                                                             Interest
Principal                     Settlement    Maturity         Rate
Amount          CUSIP #       Date          Date             Per Annum


$22,500,000     08172MGK6     09/16/1997     09/16/2003      6.80%

$15,000,000     08172MGL4     09/16/1997     09/17/2007      7.06%